EXHIBIT 5


                      OPINION AND CONSENT OF LEGAL COUNSEL

                                    DAVID WAGNER & ASSOCIATES, P.C.
                                    Attorneys and Counselors at Law
                                    8400 East Prentice Avenue
                                    Penthouse Suite
                                    Englewood, CO  80111

June 11, 2003

Board of Directors
PocketSpec Technologies Inc.
3225 East 2nd Ave.
Denver, Colorado 80206.


Gentlemen:

We have acted as counsel to PocketSpec Technologies Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 1,000,000 shares of the Company's common stock, no par value (the "Shares"), pursuant to the 2003 Stock Compensation Plan I of June 1, 2003, (the "Plan"). As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plans and Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiaries, once issued pursuant to the Plans as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

Very truly yours,

/s/ DAVID WAGNER & ASSOCIATES, P.C.
-----------------------------------

Consent:

We consent to the use of our opinion dated June 11, 2003 as an exhibit to the Registration Statement of PocketSpec Technologies Inc. and to the reference to our firm in the Registration Statement.

/s/ DAVID WAGNER & ASSOCIATES, P.C.
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